SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 19, 2005

Date of report (Date of earliest event reported)

ON Semiconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-30419	36-3840979
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

ON Semiconductor Corporation 5005 E. McDowell Road Phoenix, Arizona	85008
(Address of principal executive offices)	(Zip Code)

602-244-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

On May 19, 2005, the Board of ON Semiconductor Corporation (“Corporation”) approved the termination of the Corporation’s Executive Deferred Compensation Plan (“Executive Plan”) and its Director’s Deferred Compensation Plan (“Director’s Plan”) (collectively, “Plans”) and the distribution of the Plans’ benefits in a lump sum on or before December 31, 2005. The Executive Plan was a nonqualified deferred compensation plan for certain management and highly compensated employees of the Corporation and certain of its subsidiaries that allowed participants to defer the receipt of a portion of their base salary and bonuses. The Director’s Plan was a nonqualified deferred compensation plan for non employee Directors of the Corporation that allowed participants to defer receipt of a portion of their Director’s fees.

Recent tax legislation known as the “American Jobs Creation Act of 2004” and the associated administrative guidance on the legislation have added new requirements regarding non-qualified deferred compensation plans. The guidance afforded companies with existing deferral plans the option of terminating the plans during a transition period occurring in 2005. Because there was limited participation in the Executive Plan and no participation in the Director’s Plan, the Board approved the termination of the Plans during the 2005 transition relief period.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ON SEMICONDUCTOR CORPORATION (Registrant)

Date: May 25, 2005	By:	/s/ George H. Cave
	Name:	George H. Cave
	Title:	Senior Vice President, General Counsel and Secretary

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